UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2022

AG Twin Brook BDC, Inc.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	814-01259	83-4184014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

245 Park Avenue, 26th Floor,
New York, NY 10167
(Address of Principal Executive Offices, Zip Code)

(212) 692-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 6, 2022, the Board of Directors (the “Board”) of AG Twin Brook BDC, Inc., a Delaware corporation (the “Company”), appointed Richa Gulati as Chief Compliance Officer of the Company effective August 6, 2022. Ms. Gulati, age 41, joined Angelo, Gordon & Co., L.P. in May 2022 as its Chief Compliance Officer and Associate General Counsel. Effective August 6, 2022, Ms. Gulati also serves as the Chief Compliance Officer of AGTB Private BDC. Prior to joining Angelo Gordon, from 2015 to May 2022, Ms. Gulati served as Chief Compliance Officer and Counsel at of Willett Advisors LLC, where she oversaw global compliance and regulatory affairs. Prior to Willett Advisors, Ms. Gulati served in various legal and compliance roles at Oaktree Capital Management, L.P. (2011 to 2015), and D.E. Shaw & Co., L.P. (2008 to 2011), and began her career as a litigation associate at Cleary Gottlieb Steen & Hamilton LLP (2005 to 2008). Ms. Gulati holds a B.A. degree from University of Texas at Austin and a J.D. degree from Harvard University.

To facilitate Ms. Gulati’s appointment, on August 5, 2022, Adam Freedman resigned as the Company’s Chief Compliance Officer, effective as of August 6, 2022. This resignation was not the result of any dispute or disagreement between Mr. Freedman and the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AG Twin Brook BDC, Inc.

Dated: August 9, 2022	By:	/s/ Terrence Walters
	Name:	Terrence Walters
	Title:	Chief Financial Officer and Treasurer